                                  EXHIBIT 99(b)












                           COLLATERAL TRUST AGREEMENT

                                  by and among

                                USG CORPORATION,
                      THE OTHER GRANTORS FROM TIME TO TIME
                                  PARTY HERETO

                                       and

              WILMINGTON TRUST COMPANY AND WILLIAM J. WADE, TRUSTEE



                            Dated as of July 27, 1995

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                                TABLE OF CONTENTS


                                                                    Page
                                                                    ----

PARTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1

RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1

DECLARATION OF TRUST . . . . . . . . . . . . . . . . . . . . . .       1

SECTION 1.  DEFINITIONS AND OTHER MATTERS. . . . . . . . . . . .       3

SECTION 2.  CERTAIN OBLIGATIONS AND DUTIES OF
              THE TRUSTEE AND THE COMPANY;
              POWERS OF ATTORNEY . . . . . . . . . . . . . . . .       8

     Section 2.1  Authorization to Execute
                    Security Documents . . . . . . . . . . . . .       8
     Section 2.2  Certain Representations
                    and Warranties . . . . . . . . . . . . . . .       8
     Section 2.3  Actions. . . . . . . . . . . . . . . . . . . .      10
     Section 2.4  Additional Security Documents. . . . . . . . .      10
     Section 2.5  Powers of Attorney . . . . . . . . . . . . . .      11

SECTION 3.  ACTIONABLE DEFAULTS; REMEDIES. . . . . . . . . . . .      11

     Section 3.1   Actionable Default. . . . . . . . . . . . . .      11
     Section 3.2   Remedies. . . . . . . . . . . . . . . . . . .      12
     Section 3.3   Right to Initiate Judicial
                     Proceedings, etc. . . . . . . . . . . . . .      13
     Section 3.4   Appointment of a Receiver . . . . . . . . . .      13
     Section 3.5   Exercise of Powers. . . . . . . . . . . . . .      13
     Section 3.6   Control by Requisite Lenders. . . . . . . . .      13
     Section 3.7   Remedies Not Exclusive. . . . . . . . . . . .      14
     Section 3.8   Waiver of Certain Rights. . . . . . . . . . .      15
     Section 3.9   Limitation on Trustee's Duties
                     in Respect of Collateral. . . . . . . . . .      15
     Section 3.10  Limitation by Law . . . . . . . . . . . . . .      15
     Section 3.11  Absolute Rights of Holders. . . . . . . . . .      15
     Section 3.12  Equal and Ratable Security. . . . . . . . . .      16

SECTION 4.  COLLATERAL ACCOUNT; APPLICATION OF MONEYS. . . . . .      16

     Section 4.1  The Collateral Account . . . . . . . . . . . .      16
     Section 4.2  Grant of Security Interests
                    Control of Collateral Account. . . . . . . .      17

     Section 4.3  Investment of Funds Deposited
                    in Collateral Account. . . . . . . . . . . .      18
     Section 4.4  Application of Moneys. . . . . . . . . . . . .      19
     Section 4.5  Application of Moneys Distributable
                    to Holders of Public Debt. . . . . . . . . .      21

SECTION 5.  AGREEMENTS WITH TRUSTEE. . . . . . . . . . . . . . .      21

     Section 5.1  Delivery of Debt Instruments . . . . . . . . .      21
     Section 5.2  Information as to Holders. . . . . . . . . . .      22
     Section 5.3  Compensation and Expenses. . . . . . . . . . .      22
     Section 5.4  Stamp and Other Similar Taxes. . . . . . . . .      22
     Section 5.5  Filing Fees, Excise Taxes, etc.  . . . . . . .      23
     Section 5.6  Indemnification. . . . . . . . . . . . . . . .      23
     Section 5.7  Further Assurances . . . . . . . . . . . . . .      24


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                                                                    Page
                                                                    ----

SECTION 6.  THE TRUSTEE. . . . . . . . . . . . . . . . . . . . .      24

     Section 6.1   Acceptance of Trust . . . . . . . . . . . . .      24
     Section 6.2   Exculpatory Provisions. . . . . . . . . . . .      24
     Section 6.3   Delegation of Duties. . . . . . . . . . . . .      25
     Section 6.4   Reliance by Trustee . . . . . . . . . . . . .      26
     Section 6.5   Limitations on Duties of Trustee. . . . . . .      27
     Section 6.6   Moneys To Be Held in Trust. . . . . . . . . .      27
     Section 6.7   Resignation and Removal of
                     the Trustee . . . . . . . . . . . . . . . .      28
     Section 6.8   Status of Successors to the
                     Corporate Trustee . . . . . . . . . . . . .      29
     Section 6.9   Merger of the Corporate Trustee . . . . . . .      29
     Section 6.10  Additional Co-Trustees;
                     Separate Trustees . . . . . . . . . . . . .      29

SECTION 7.  RELEASE OF COLLATERAL. . . . . . . . . . . . . . . .      31

     Section 7.1   Conditions to Release . . . . . . . . . . . .      31
     Section 7.2   Procedure for Release . . . . . . . . . . . .      32
     Section 7.3   Effective Time of Release . . . . . . . . . .      32
     Section 7.4   Release of Certain Collateral . . . . . . . .      33

SECTION 8.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . .      33

     Section 8.1   Amendments,  Supplements and Waivers. . . . .      33
     Section 8.2   Notices . . . . . . . . . . . . . . . . . . .      34
     Section 8.3   Headings. . . . . . . . . . . . . . . . . . .      36
     Section 8.4   Severability. . . . . . . . . . . . . . . . .      36
     Section 8.5   Treatment of Payee or Indorsee
                     by Trustee. . . . . . . . . . . . . . . . .      36
     Section 8.6   Dealings with the Company . . . . . . . . . .      36
     Section 8.7   Claims Against the Trustee. . . . . . . . . .      37
     Section 8.8   Binding Effect. . . . . . . . . . . . . . . .      37
     Section 8.9   Conflict with Other Agreements. . . . . . . .      37
     Section 8.10  Governing Law . . . . . . . . . . . . . . . .      37
     Section 8.11  Counterparts. . . . . . . . . . . . . . . . .      37
     Section 8.12  Company as Agent for Grantors . . . . . . . .      37


SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . .      39



                                    SCHEDULES


     Schedule 1  Public Indentures




COLLTRST.EXE

                           COLLATERAL TRUST AGREEMENT


          This COLLATERAL TRUST AGREEMENT ("AGREEMENT") dated as of July 27, 1995 by and among USG CORPORATION, a Delaware corporation (the "COMPANY"), each of the Company's direct and indirect Subsidiaries that from time to time becomes a party hereto (the foregoing Subsidiaries, together with the Company, collectively referred to herein as the "GRANTORS" and individually as a "GRANTOR"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, and WILLIAM J. WADE acting, except to the extent expressly stated otherwise in SECTIONS 2.2(a) and 6.2(c) of this Agreement, not in their individual capacities but solely as trustee (in such capacities, Wilmington Trust Company being herein referred to as the "CORPORATE TRUSTEE," William J. Wade being herein referred to as the "INDIVIDUAL TRUSTEE," and the Corporate Trustee and the Individual Trustee being herein referred to collectively as the "TRUSTEE") under this Agreement for the Holders of the Secured Debt referred to below.


                              W I T N E S S E T H:

          WHEREAS, the Company, the Lenders, the Issuing Banks, and the Agent have entered into the Credit Agreement;

          WHEREAS, to induce the Lenders to enter into the Credit Agreement, the Borrower has agreed to secure, subject to the terms and conditions of this Agreement and the Security Documents, the payment of the Secured Debt; and

          WHEREAS, the extension of the credit facilities contemplated by the Credit Agreement is conditioned upon this Agreement and the Pledge Agreements having been duly executed and delivered and not terminated;

                              DECLARATION OF TRUST:

          NOW, THEREFORE, to secure equally and ratably the payment, observance and performance of the Secured Debt and in consideration of the premises and the mutual agreements set forth herein, the Trustee does hereby declare that it holds as trustee in trust under this Agreement all of its right, title and interest in, to and under all the following (and the Grantors hereby consent thereto):

          (A) the Pledge Agreements and the Collateral granted to the Trustee thereunder;

          (B) the share certificates evidencing the Pledged Stock delivered or to be delivered to the Trustee pursuant to the Pledge Agreements;

          (C) each agreement entered into and delivered, from time to time, pursuant to SECTION 2.4, SECTION 5.7 or SECTION 8.1 of this Agreement or pursuant to the terms of the Pledge Agreements, and the Collateral granted to the Trustee in each case thereunder;

          (D) the "TRUST AGREEMENT COLLATERAL" (as defined in SECTION 4.2 of this Agreement); and

          (E)  the Proceeds of each of the foregoing.

          TO HAVE AND TO HOLD the foregoing Security Documents and the Collateral and the Proceeds of any and all thereof (the right, title and interest of the Trustee in the Security Documents and the Collateral and such Proceeds being hereinafter referred to as the "TRUST ESTATE") unto the Trustee and its successors in trust under this Agreement and its assigns and the assigns of its successors in trust forever.

          IN TRUST NEVERTHELESS, under and subject to the terms and conditions set forth herein and in the Security Documents, and for the benefit of the Secured Parties and for the enforcement of the payment of all Secured Debt, and for the performance of and compliance with the covenants and conditions of this Agreement, the Credit Agreement, the Public Indentures, the Refinancing Instruments and each of the Security Documents.

          PROVIDED, HOWEVER, that these presents are upon the condition that if the Grantors, or their respective successors or assigns, shall satisfy all of the conditions set forth in SECTION 7 of this Agreement with respect to all or any part of the Collateral, as the case may be, then (if with respect to all of the Collateral) this Agreement, and the estates and rights assigned in the Security Documents, shall cease, terminate and be void or (if with respect to part of the Collateral) this Agreement, and the estates and rights assigned in the Security Documents, shall cease, terminate and be void with respect to such part of the Collateral; otherwise they shall remain and be in full force and effect.

          IT IS HEREBY FURTHER COVENANTED AND DECLARED that the Trust Estate is to be held and applied by the Trustee, subject to the further covenants, conditions and trust hereinafter set forth.

                                    SECTION 1
                          DEFINITIONS AND OTHER MATTERS

          (a) As used in this Agreement, including the introductory provisions hereof, the following terms shall have the following meanings:

          "ACTIONABLE DEFAULT" means an Event of Default shall have occurred under the Credit Agreement, any of the Public Indentures or Refinancing Instruments and the Holders thereunder shall have accelerated the Secured Debt thereunder.

          "AFFILIATE" means any Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with the Company, (b) that directly or beneficially owns or holds 5% or more of any class of the voting stock of the Company or (c) 5% or more of the voting stock (or in the case of a person which is not a corporation, 5% or more of the equity interest) of which is owned directly or beneficially or held by the Company.

          "AGENT" means the "Agent" as defined in the Credit Agreement.

          "AUTHORIZED OFFICER" means, with respect to any Person, the chief executive officer, the chief financial officer, the controller, the assistant controller, the treasurer, the assistant treasurer or the chief accounting officer of such Person.

          "BANKRUPTCY CODE" means Title 11 of the United States Code, 11 U.S.C.
Section 101 ET SEQ., as the same may be amended from time to time, and any successor statute thereto.

          "BUSINESS DAY" means any day other than Saturdays, Sundays, days which are legal holidays under the law of the States of New York, Illinois or Delaware, and days on which banking institutions located in any of such States are required or authorized by law or other governmental action to close or the Corporate Trustee is required or authorized by law or other governmental action to close.

          "COLLATERAL" means all property in which the Trustee has, or purportedly has, an interest (including, without limitation, a Lien) from time to time under this Agreement or one or more of the Security Documents.

          "COLLATERAL ACCOUNT" means the "Collateral Account" as defined in

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SECTION 4.1 of this Agreement.

          "COMPANY PLEDGE AGREEMENT" means the "Pledge Agreement" as defined in the Credit Agreement.

          "CREDIT AGREEMENT" means that certain Credit Agreement dated as of July 27, 1995 by and among the Borrower, the financial institutions from time to time party thereto, and Chemical Bank, as Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

          "DEBT INSTRUMENTS" means the Credit Agreement, the Public Indentures, the Refinancing Instruments, the notes or other instruments or securities issued pursuant thereto and the other agreements, documents and instruments executed in connection therewith.

          "DISCHARGE NOTICE" means a written notice, signed by an Authorized Officer of the Company, which requests a discharge of the Security Documents in accordance with the provisions of SECTION 7.2 of this Agreement and which certifies to the Trustee that:

          (i) one of the events enumerated in SECTION 7.1 of this Agreement has occurred (specifying which event), and

          (ii)  all Trustee's Fees have been paid in full.

          "DISTRIBUTION DATES" means the Business Days fixed by the Trustee for the distribution of all moneys held by the Trustee in the Collateral Account, the first of which shall occur within ninety (90) days after the giving of a Notice of Actionable Default which has not theretofore been withdrawn and the balance of which shall, so long as such Notice of Actionable Default shall not have been withdrawn, be on the corresponding date or, if the corresponding date is not a Business Day, the next succeeding Business Day, in each calendar month thereafter.

          "EVENT OF DEFAULT" means (i) an "Event of Default" as defined in the Credit Agreement or (ii) the occurrence of an event which would result in the acceleration of, or permit the Public Lenders or Refinancing Lenders to accelerate, the Public Debt or the Refinancing Debt, respectively, under any Public Indenture or Refinancing Instruments, respectively; PROVIDED, that in each case any required notice thereof has been given and any grace periods provided for therein have expired.

          "GOVERNMENTAL AUTHORITY" means "Governmental Authority" as defined in the Credit Agreement.

          "HOLDERS" means, as of any date, (i) any holder of Secured Debt on such date and (ii) any Lender having a Revolving Credit Commitment in effect on such date or to which any Obligations are owing on such date.

          "ISSUING BANK" means "Issuing Bank" as defined in the Credit
Agreement.

          "LENDER" means "Lender" as defined in the Credit Agreement.

          "LETTERS OF CREDIT" means "Letters of Credit" as defined in the Credit Agreement.

          "LIEN" means "Lien" as defined in the Credit Agreement.


          "MATERIAL SUBSIDIARY" means "Material Subsidiary" as defined in the Credit Agreement.

          "NOTICE OF ACTIONABLE DEFAULT" means a written certification to the Trustee and the Company (i) from the Agent or from or on behalf of the Requisite Lenders certifying that an Actionable Default has occurred with respect to the Obligations or (ii) from any Public Trustee or Representative or the requisite Public Lenders or Refinancing Lenders under any Public Indenture or Refinancing Instrument, respectively (to be determined by reference to such Public Indenture or Refinancing Instrument) certifying that an Actionable Default has occurred with respect to the Public Debt or Refinancing Debt under such Public Indenture or Refinancing Instrument.

          "OBLIGATIONS" means "Obligations" as defined in the Credit Agreement.

          "PERSON" means "Person" as defined in the Credit Agreement.

          "PLEDGE AGREEMENTS" means, collectively, the Company Pledge Agreement and each other pledge agreement that may be entered into from time to time by a Subsidiary of the Borrower in accordance with SECTION 5.09 of the Credit Agreement.

          "PLEDGED STOCK" means any and all "Pledged Shares" as defined in the Pledge Agreements.

          "PROCEEDS" means "proceeds" as defined in Section 9-306(1) of the UCC and, whether or not the following constitute proceeds under such Section, any and all amounts from time to time paid or payable to any of the Grantors upon the sale, exchange, collection or other disposition of any part of the Collateral.

          "PUBLIC DEBT" means, as of any date, the indebtedness outstanding on such date under the Public Indentures.

          "PUBLIC INDENTURES" means the Trust Indentures listed and described on
SCHEDULE 2 attached hereto and made a part hereof.

          "PUBLIC LENDERS" means, as of any date, the holders of the Public
Debt.

          "PUBLIC TRUSTEES" means, as of any date, the trustees under the Public Indentures.

          "REFINANCING DEBT" means, as of any date, the indebtedness outstanding on such date under the Refinancing Instruments.


          "REFINANCING INSTRUMENTS" means those instruments, indentures, documents or agreements pursuant to which indebtedness is incurred to refinance, replace, extend, renew, refund, restate, modify, defer, substitute, supplement, re-issue or resell any Secured Debt.

          "REFINANCING LENDERS" means, as of any date, the holders of Refinancing Debt.

          "REPRESENTATIVE" means any Person acting in a fiduciary, trust or custodial capacity under the Refinancing Instruments for the holders of Refinancing Debt.

          "REQUISITE LENDERS" means the "Requisite Lenders" as defined in the Credit Agreement.

          "REVOLVING CREDIT COMMITMENTS" means the "Revolving Credit Commitments" as defined in the Credit Agreement.

          "SECURED DEBT" means, as of any date, the Obligations,   the Public
Debt and the Refinancing Debt, regardless of whether such obligations and liabilities are absolute or contingent, due or not due, liquidated or unliquidated and whether or not for the payment of money or the performance or nonperformance of any act, arising under any Debt Instrument, this Agreement or any Security Document.

          "SECURED PARTY" means the Trustee, any Lender, any Issuing Bank, the Agent, any Public Lender, and Refinancing Lender, any Public Trustee or any Representative.

          "SECURITY DOCUMENTS" means each Pledge Agreement existing as of the date hereof or entered into from time to time, any additional documents executed to reflect the grant to the Trustee of any interest (including, without limitation, a Lien) in any Collateral, any Uniform Commercial Code financing statements executed and filed to perfect the grant of such interest, and any other agreement or document referred to in SECTION 2.4, SECTION 5.7 or
SECTION 8.1 of this Agreement or in the Pledge Agreements, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms.

          "SUBSIDIARY" means "Subsidiary" as defined in the Credit Agreement.

          "TRUST AGREEMENT COLLATERAL" means "Trust Agreement Collateral" as defined in SECTION 4.2(a) of this Agreement.

          "TRUSTEE'S FEES" means all fees, costs and expenses of the Trustee of the types described in SECTIONS 5.3, 5.4, 5.5 and 5.6 of this Agreement.

          "TRUSTEE'S LIENS" means all Liens against the Trust Estate which result from (i) claims against the Trustee (whether in its or his individual capacity or its or his capacity as Trustee) unrelated to the transactions contemplated by this Agreement and the Security Documents or (ii) affirmative acts by the Trustee (whether in its or his individual or trust capacity) creating a Lien other than as contemplated by this Agreement.

          "UCC" means the Uniform Commercial Code as in effect in the State of New York, as the same may be amended from time to time.

          (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and all section references herein are to this Agreement unless otherwise specified.

          (c) Subject to SECTION 4.5 of this Agreement, in each case herein where any payment or distribution is to be made or notice is to be given to "Secured Parties", such payments, distributions and notices shall be made to the Public Trustees, and the Representatives for their benefit and for the benefit of the Public Lenders and the Refinancing Lenders and to the Agent for its benefit and for the benefit of the Lenders, the Issuing Banks and their respective successors and assigns.

          (d) All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise specified.

          (e) Terms not otherwise defined herein which are defined in or used in Article 9 of the UCC on the date hereof shall herein have the meanings given to them in such Article 9.

                                    SECTION 2

                  CERTAIN OBLIGATIONS AND DUTIES OF THE TRUSTEE
                       AND THE COMPANY; POWERS OF ATTORNEY

          Section 2.1. AUTHORIZATION TO EXECUTE SECURITY DOCUMENTS. The Trustee shall execute and deliver each of the Security Documents requiring execution and delivery by it and shall accept delivery from the Grantors of those Security Documents which do not require the Trustee's execution.

          Section 2.2. CERTAIN REPRESENTATIONS AND WARRANTIES. (a) The Corporate Trustee, in its capacity as trustee hereunder, and Wilmington Trust Company, in its individual capacity, each represent and warrant to the Holders as follows:

          (i) Wilmington Trust Company is a banking corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all required corporate power and authority to enter into and perform its obligations under this Agreement and the Security Documents to which it is a party.

          (ii) The execution, delivery and performance by the Corporate Trustee of this Agreement and the Security Documents to which it is a party have been duly authorized by all necessary corporate action on the part of Wilmington Trust Company.

          (iii) There are no Trustee's Liens and Wilmington Trust Company, in its individual capacity, has no Liens against any portion of the Trust Estate.

          (iv) There are no actions or proceedings pending or, to the actual knowledge of any officers of Wilmington Trust Company's Corporate Trust Administration, threatened against it before any Governmental Authority (A) which question the validity or enforceability of this Agreement or any Security Documents to which it is a party or any other actions or proceedings before any Governmental Authority; or (B) which relate to the banking or trust powers of Wilmington Trust Company and which, if determined adversely to the position of Wilmington Trust Company, would materially and adversely affect the ability of Wilmington Trust Company, the Corporate Trustee, William J. Wade or the Individual Trustee to perform their respective obligations under this Agreement or any of the Security Documents to which any one or more of them is a party.

          (v) This Agreement and all of the Security Documents to which the Corporate Trustee is a party have been duly executed and delivered by it.

          (vi) No Uniform Commercial Code financing statements or other filings or recordations executed by or on behalf of Wilmington Trust Company (in its individual capacity) have been filed by or against it with respect to any of the Collateral.

          (b) The Individual Trustee, in his capacity as trustee hereunder, and William J. Wade, in his individual capacity, each represent and warrant to the Holders as follows:

          (i) William J. Wade has full capacity to enter into and perform his obligations under this Agreement and the Security Documents to which he is a party.

          (ii) This Agreement and the Security Documents to which the Individual Trustee is a party have been duly executed and delivered by him.

          (iii) No Uniform Commercial Code financing statements or other filings or recordations executed by or on behalf of William J. Wade (in his individual capacity) have been filed by or against him with respect to any of the Collateral.

          (iv) There are no actions or proceedings pending, or, to the knowledge of William J. Wade, threatened against William J. Wade before any Governmental Authority which question the validity or enforceability of this Agreement or any Security Document to which he is a party.

          (v) There are no Trustee's Liens resulting from claims against or acts or breaches by the Individual Trustee, and William J. Wade, in his individual capacity, has no Liens against any portion of the Trust Estate.

          Section 2.3. ACTIONS. The Trustee shall take any action with respect to the Collateral and the Security Documents requested in writing by the Requisite Lenders, including, without limitation, the release in accordance with
SECTION 7.4 of any portion of the Collateral from the Liens created under the Security Documents, and shall release all of the Collateral when required by
SECTION 7.3 hereof from the Liens created under the Security Documents, PROVIDED, HOWEVER, that the Trustee shall not be obligated to take any such action which is in conflict with any provisions of law or of this Agreement or the Security Documents or with respect to which the Trustee has not received adequate security or indemnity as provided in SECTION 6.4(d). The Trustee, prior to its receipt of a Notice of Actionable Default, shall with reasonable promptness give notice to the Company of any such request from the Lenders or from the Agent on behalf of the Lenders, but it is hereby expressly agreed that the Trustee's failure to give such notice to the Company shall not affect the validity of the Lenders' or the Agent's request to the Trustee.

          Section 2.4. ADDITIONAL SECURITY DOCUMENTS. The Company shall immediately notify the Trustee in the event that any Grantor or any other Subsidiary of the Company becomes obligated to grant a Lien in any property to the Trustee under the terms of the Credit Agreement or the Pledge Agreements but which is not covered by a Security Document in a manner which will perfect the Lien on such property in favor of the Trustee without further act or deed of the Trustee, such Grantors or such Subsidiary and, to the extent that such security interest may be perfected by the execution and/or filing of Security Documents, such Grantor or other Subsidiary of the Company shall immediately prepare, execute and deliver to the Trustee such Security Documents (including, without limitation, a Pledge Agreement), in form and substance satisfactory to the Requisite Lenders, as are necessary to perfect the Lien on such property in favor of the Trustee. If the signature of the Trustee is required on any such Security Document, the applicable Grantor shall present such Security Document to the Trustee for signature and the Trustee shall execute such Security Document and such Grantor shall file such Security Document with appropriate public filing and/or recording offices if such filing and/or recording is required or advisable to perfect or protect the Lien upon and security interest in such property in favor of the Trustee. Such Grantor shall supply the Trustee with an executed copy of each such Security Document and satisfactory proof that each such Security Document has been properly filed or recorded, if filing or recording is required under this SECTION 2.4.

          2.5. POWERS OF ATTORNEY. The Grantors hereby irrevocably constitute and appoint the Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Grantors or any of them or the name of such attorney-in-fact, from time to time in the Trustee's discretion, for the purpose of signing documents and taking other action to perfect, preserve and protect the Liens and security interests of the Trustee in the Collateral. This power of attorney is a power coupled with an interest, shall be irrevocable and shall not be subject to the limitations of SECTION 3.2(a) of this Agreement.


                                    SECTION 3
                          ACTIONABLE DEFAULTS; REMEDIES

          Section 3.1. ACTIONABLE DEFAULT. (a) Upon receipt of a Notice of Actionable Default, the Trustee shall, within five (5) days thereafter, notify each Holder and the Company in the manner provided in SECTION 8.2 of this Agreement that an Actionable Default exists. Upon receipt of any written directions pursuant to SECTION 3.6(a) of this Agreement, the Trustee shall, within five (5) Business Days thereafter, send a copy thereof to each Lender, each Public Trustee and each Representative.

          (b) The party or parties giving a Notice of Actionable Default (or successors in interest thereto) shall be entitled to withdraw it by delivering written notice of withdrawal to the Trustee (i) before the Trustee takes any action to exercise any remedy with respect to the Collateral, or (ii) thereafter, if (A) the Company otherwise indemnifies the Secured Parties (in a manner satisfactory to the Secured Parties in their sole discretion) with respect to all costs and expenses incurred by the Secured Parties in connection with reversing all actions the Trustee has taken to exercise any remedy or remedies with respect to the Collateral, and (B) the Requisite Lenders shall have consented in writing to such reversal. The Trustee shall immediately notify the Company as to the receipt and contents of any such notice of withdrawal and shall promptly notify each Holder, in the manner provided in
SECTION 8.2 of this Agreement, of the withdrawal of any Notice of Actionable Default. A party giving a Notice of Actionable Default shall be deemed to have delivered a written notice of withdrawal as provided in the first sentence of this SECTION 3.1(b) upon the Trustee's receipt of confirmation in writing from such party that it has been paid in full the Secured Debt owing to it.

          (c) To the extent that any Notice of Actionable Default shall give rise to any of the rights and remedies provided in this SECTION 3 and the rights and remedies provided in any of the Security Documents or shall prohibit the Company or any Grantor from taking certain actions as specified herein, such rights and remedies shall be suspended, and any exercise thereof by the Trustee shall cease, and such prohibitions on the Company shall not remain in effect, upon the withdrawal of such Notice of Actionable Default pursuant to the terms and provisions of SECTION 3.1(b) of this Agreement, PROVIDED, that such rights and remedies, and such prohibitions, shall be reinstated upon the giving of any later Notice of Actionable Default.

          Section 3.2. REMEDIES. (a) If and only if the Trustee shall have received a Notice of Actionable Default, and during such time as such Notice of Actionable Default shall not have been withdrawn in accordance with the provisions of SECTION 3.1(b) hereof, the Trustee may, and upon the written direction of the Requisite Lenders shall, exercise the rights and remedies provided in this SECTION 3 and the rights and remedies provided in any of the Security Documents.

          (b) The Grantors hereby waive presentment, demand, protest or any notice (to the extent permitted by applicable law and except as otherwise expressly provided in this Agreement or the Credit Agreement) of any kind in connection with this Agreement, any Collateral or any Security Document.

          (c) Each of the Grantors hereby irrevocably constitute and appoint the Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Grantors, or any of them, or in its own name, from time to time in the Trustee's discretion, upon the occurrence and during the continuance of any Actionable Default, for the purpose of carrying out the terms of this Agreement and any of the Security Documents, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes hereof and thereof and, without limiting the generality of the foregoing, hereby give the Trustee the power and right on behalf of the Grantors, or any of them, without notice to or assent by any of the Grantors, to the extent permitted by applicable law, to do the following:

          (i) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due with respect to the Collateral,

          (ii) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and nonnegotiable instruments, documents and chattel paper taken or received by the Trustee in connection with this Agreement or any of the Security Documents,

          (iii) to commence, file, prosecute, defend, settle, compromise or adjust any claim, suit, action or proceeding with respect to the Collateral,

          (iv) to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof pursuant to the terms and conditions of this Agreement and the Security Documents, and

          (v) to do, at its option and at the expense and for the account of any or all of the Grantors, at any time or from time to time, all acts and things which the Trustee deems reasonably necessary to protect or preserve the Collateral or the Trust Estate and to realize upon the Collateral.

          Section 3.3. RIGHT TO INITIATE JUDICIAL PROCEEDINGS, ETC. If and only if the Trustee shall have received a Notice of Actionable Default and during such time as such Notice of Actionable Default shall not have been withdrawn in accordance with the provisions of SECTION 3.1(b) hereof, (i) the Trustee shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and the Security Documents, and (ii) the Trustee may proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral or any portion thereof and to sell all or, from time to time, any of the Trust Estate under the judgment or decree of a court of competent jurisdiction.

          Section 3.4. APPOINTMENT OF A RECEIVER. If a receiver of the Trust Estate shall be appointed in judicial proceedings, Wilmington Trust Company may be appointed as such receiver. Notwithstanding the appointment of a receiver, the Trustee shall, to the extent permitted by law, be entitled to retain possession and control of all cash held by or deposited with it or its agents or co-trustees pursuant to any provision of this Agreement or any Security Document.

          Section 3.5. EXERCISE OF POWERS. All of the powers, remedies and rights of the Trustee as set forth in this Agreement may be exercised by the Trustee in respect of any Security Document as though set forth at length therein and all the powers, remedies and rights of the Trustee as set forth in any Security Document may be exercised from time to time as herein and therein provided.

          Section 3.6.  CONTROL BY THE REQUISITE LENDERS.  (a)  Subject to
SECTION 3.6(b) of this Agreement, if the Trustee shall have received a Notice of Actionable Default and during the period from such receipt until such Notice of Actionable Default is withdrawn in accordance with the provisions of
SECTION 3.1(b) hereof, the Requisite Lenders shall have the right, by an instrument in writing executed and delivered to the Trustee, to direct the Trustee to exercise, or to refrain from exercising, any right, remedy, trust or power available to or conferred upon the Trustee hereunder, and in connection therewith, to direct the time, method and place of conducting any proceeding for any right or remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee, or for the appointment of a receiver, or for the taking of any other action authorized by this SECTION 3, provided that the Trustee shall have received adequate security or indemnity as provided in
SECTION 6.4(d) of this Agreement.

          (b) The Trustee shall not be obligated to follow any written directions received pursuant to SECTION 3.6(a) or SECTION 2.3 of this Agreement to the extent the Trustee has received a written opinion of Richards, Layton & Finger or other counsel reasonably satisfactory to the Requisite Lenders to the effect that such written directions are in conflict with any provisions of law or this Agreement; PROVIDED, HOWEVER, under no circumstances shall the Trustee be liable for following the written instructions of the Requisite Lenders.

          (c) Nothing in this SECTION 3.6 shall impair the right of the Trustee in its discretion to take or omit to take any action which action or omission is deemed proper by the Trustee and which is not inconsistent with any direction of the Requisite Lenders; PROVIDED, HOWEVER, the Trustee shall not be under any obligation, as a result of this SECTION 3.6, to take any action which is discretionary with the Trustee under the provisions hereof or under any Security Document unless so directed by the Requisite Lenders.

          Section 3.7. REMEDIES NOT EXCLUSIVE. (a) No remedy conferred upon or reserved to the Trustee herein or in the Security Documents is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in any of the Security Documents or now or hereafter existing at law or in equity or by statute.

          (b) No delay or omission by the Trustee in the exercise of any right, remedy or power accruing upon any Actionable Default shall impair any such right, remedy or power or shall be construed to be a waiver of any such Actionable Default or an acquiescence therein; and every right, power and remedy given by this Agreement or any Security Document to the Trustee may be exercised from time to time and as often as may be deemed expedient by the Trustee.

          (c) In case the Trustee shall have proceeded to enforce any right, remedy or power under this Agreement or any Security Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then, and in every such case, subject to any effect of or determination in such proceeding,
(i) the Grantors, the Trustee and the Holders shall severally and respectively be restored to their former positions and rights hereunder and under such Security Document with respect to the Trust Estate and in all other respects, and (ii) thereafter all rights, remedies and powers of the Trustee shall continue in all other respects as though no such proceeding had been taken.

          (d) All rights of action and rights to assert claims upon or under this Agreement and the Security Documents may be enforced by the Trustee without the possession of any Debt Instrument or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its name as Trustee and any recovery of judgment shall be held as part of the Trust Estate.

          Section 3.8. WAIVER OF CERTAIN RIGHTS. The Grantors, to the extent they may lawfully do so, on behalf of themselves and all who may claim through or under them, including, without limitation, any and all subsequent creditors, vendees, assignees and lienors, expressly waive and release any, every and all rights to demand or to have any marshalling of the Trust Estate upon any sale, whether made under any power of sale granted under the Security Documents, pursuant to judicial proceedings, or upon any foreclosure or any enforcement of this Agreement or the Security Documents, and consent and agree that the Trust Estate may at any such sale be offered and sold as an entirety or in part.

          Section 3.9. LIMITATION ON TRUSTEE'S DUTIES IN RESPECT OF COLLATERAL. Other than the Trustee's duties set forth in this Agreement and the Security Documents as to the custody of moneys, stock certificates and stock powers received by the Trustee hereunder and the accounting to the Grantors and the Holders therefor, the Trustee shall have no duty to the Grantors or the Holders with respect to any Collateral in its possession or control or in the possession or control of its agent or nominee, any income thereon, or the preservation of rights against prior parties or any other rights pertaining thereto.

          Section 3.10.  LIMITATION BY LAW.  All the provisions of this
SECTION 3 are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Agreement invalid or unenforceable in whole or in part.

          Section 3.11. ABSOLUTE RIGHTS OF HOLDERS. Notwithstanding any other provision of this Agreement or any provision of any Security Document, but subject in all cases to the rights of the Requisite Lenders under SECTION 3.6 hereof, neither the right of each Holder, which is absolute and unconditional, to receive payments of the Secured Debt held by such Holder on or after the due date thereof as therein expressed, to institute suit for the enforcement of such payment on or after such due date, or to assert its position and views as a secured creditor in, and to otherwise exercise any right (other than the right to enforce any Lien on the Collateral, which shall in all circumstances be exercisable only by the Trustee at the direction of the Requisite Lenders) it may have in connection with, a case under the Bankruptcy Code in which any of the Grantors is a debtor, nor the obligation of any of the Grantors, which is also absolute and unconditional, to pay the Secured Debt owing by the Company, to each Holder at the time and place expressed in the Debt Instruments, shall be impaired or affected without the consent of such Holder.

          Section 3.12. EQUAL AND RATABLE SECURITY. This Agreement and the Security Documents are intended to secure the unpaid principal of and accrued interest and premium, if any, on the Public Debt and the Refinancing Debt, together with all expenses, charges or other amounts arising under the Public Indentures and the Refinancing Instruments, respectively, equally and ratably with all other Secured Debt to the extent required by the Public Indentures and the Refinancing Instruments, respectively, and shall be construed and enforced to give effect to such intention.

                                    SECTION 4
                    COLLATERAL ACCOUNT; APPLICATION OF MONEYS

          Section 4.1. THE COLLATERAL ACCOUNT. Until the trusts created by this Agreement shall have terminated, there shall be maintained with the Corporate Trustee an account which shall be entitled the "Collateral Account" (herein called the "COLLATERAL ACCOUNT"). The Collateral Account shall be established and maintained by the Corporate Trustee at the principal office of the Corporate Trustee at which the corporate trust activities of the Corporate Trustee are administered. After a Notice of Actionable Default has been received by the Trustee and prior to its withdrawal, the Requisite Lenders may give a notice to the Grantors (with a copy to the Trustee) directing the Grantors to pay, or cause to be paid, all dividends and distributions payable with respect to the Collateral (until such time as such Notice of Actionable Default is withdrawn) directly to the Trustee for deposit into the Collateral Account. All moneys which are received by the Trustee with respect to the Collateral after the Trustee shall have received a Notice of Actionable Default which shall not have been withdrawn in accordance with the terms of
SECTION 3.1(b) hereof shall be deposited in the Collateral Account and thereafter shall be held, applied and/or disbursed by the Corporate Trustee in accordance with the terms of this Agreement. All moneys received by the Trustee with respect to all or any part of the Collateral EITHER (i) prior to Trustee's receipt of a Notice of Actionable Default, OR (ii) after the withdrawal of all pending Notices of Actionable Default in accordance with the terms of
SECTION 3.1(b) hereof and prior to Trustee's receipt of any additional Notice of Actionable Default, shall be delivered to the Company, the Grantors or any other Person entitled thereto at such Person's instruction. All moneys received by the Trustee with respect to all or any part of the Collateral between the receipt by the Trustee of any Notice of Actionable Default and the withdrawal of all pending Notices of Actionable Default in accordance with the terms of
SECTION 3.1(b) hereof shall, to the extent not distributed pursuant to the terms of SECTION 4.4 of this Agreement, be delivered to the Company or any other Person entitled thereto at such Person's instruction following the withdrawal of all pending Notices of Actionable Default in accordance with SECTION 3.1(b).

          Section 4.2. GRANT OF SECURITY INTEREST; CONTROL OF COLLATERAL ACCOUNT. (a) To secure the prompt and complete payment, when due, of the Secured Debt and all amounts owing to the Secured Parties hereunder and under the Security Documents, and the performance by the Grantors of their respective covenants and obligations to be performed by them pursuant to the Debt Instruments, this Agreement and the Security Documents, the Grantors hereby assign and pledge to the Trustee and grant to the Trustee a security interest in all of the right, title and interest of the Grantors, or any of them, in and to the following, whether presently existing or hereafter arising or acquired (the "TRUST AGREEMENT COLLATERAL"): the Collateral Account, all cash deposited therein, all certificates and instruments, if any, from time to time representing the Collateral Account; all investments from time to time made pursuant to SECTION 4.3 hereof; all notes, certificates of deposit and other instruments from time to time hereafter delivered to or otherwise possessed by the Trustee in substitution for, or in addition to, any or all of the then existing Trust Agreement Collateral; all interest, dividends, cash, instruments and other property from time to time received in respect of or in exchange for any or all of the then existing Trust Agreement Collateral so long as they are required to be deposited in the Collateral Account; and to the extent not covered above, all Proceeds of any and all collections, earnings and accruals with respect to any or all of the foregoing (whether the same are acquired before or after the commencement of a case under the Bankruptcy Code by or against any of the Grantors as a debtor).

          (b) All right, title and interest in and to the Collateral Account shall vest in the Corporate Trustee, and funds on deposit in the Collateral Account and other Trust Agreement Collateral shall constitute part of the Trust Estate. The Collateral Account shall be subject to the exclusive dominion and control of the Corporate Trustee.

          Section 4.3. INVESTMENT OF FUNDS DEPOSITED IN COLLATERAL ACCOUNT. The Corporate Trustee shall invest and reinvest moneys on deposit in the Collateral Account at any time in:

          (i) marketable obligations of the United States having a maturity not exceeding the date one year from the date of acquisition;

          (ii) marketable obligations directly and fully guaranteed by the United States having a maturity not exceeding the date one year from the date of acquisition;

          (iii) bankers' acceptances and certificates of deposit and other interest-bearing obligations issued by Wilmington Trust Company or any bank organized under the laws of the United States or any state thereof (PROVIDED, HOWEVER, that such bank has capital, surplus and undivided profits aggregating at least $100,000,000), in each case having a maturity not exceeding the date one year from the date of acquisition;

          (iv) commercial paper (except for commercial paper issued by the Company or any of its Affiliates) rated A-1 or the equivalent thereof by Standard & Poor's Ratings Group or P-1 or the equivalent thereof by Moody's Investors Service, Inc., and having a maturity not exceeding the date two hundred and seventy (270) days from the date of acquisition; and

          (v) repurchase obligations entered into with Wilmington Trust Company or any bank (PROVIDED, HOWEVER, that such bank meets the requirements set forth in SECTION 4.3(iii) above), having a maturity not exceeding the earlier of the Distribution Date next following the date of acquisition or the date thirty (30) days from the date of acquisition, and collateralized by investments described in SECTIONS 4.3(i) and 4.3(ii) hereof, provided that the Trustee takes immediate physical possession of such collateral;

PROVIDED, HOWEVER, that in order to provide the Holders with a perfected security interest therein, each such investment shall be either:

          (A) evidenced, or deemed under applicable federal regulations to be evidenced, by negotiable certificates or instruments or nonnegotiable certificates or instruments issued in the name of the Corporate Trustee, which (together with any appropriate instruments of transfer) are delivered to, and held by, the Corporate Trustee or an agent thereof (which shall not be the Company or any of its Affiliates) in New York; or

          (B) in book-entry form and issued in the State of New York and in which (in the opinion of independent counsel to the Trustee) the Trustee shall have a perfected ownership or security interest which under applicable law shall not be subject to any other ownership or security interest;

and PROVIDED FURTHER that the maximum amount of the funds held in the Collateral Account which may be invested in obligations of the types described in clauses
(iii), (iv) and (v) above of any one issuer shall not exceed the lesser of five percent (5.0%) of such funds or $10,000,000. All such investments and the interest and income received thereon and therefrom and the net proceeds realized on the sale thereof shall be held in the Collateral Account as part of the Trust Estate.

          Section 4.4.  APPLICATION OF MONEYS.  (a)  Subject to SECTION 4.1 and
SECTION 4.5 hereof, all moneys held by the Corporate Trustee in the Collateral Account shall, to the extent available for distribution, be distributed (or deposited in separate accounts for the benefit of any Public Trustee or Representative pursuant to SECTION 4.5) by the Corporate Trustee on the first and each succeeding Distribution Date as follows:

          FIRST: To the Trustee in an amount equal to the Trustee's Fees which are unpaid as of such Distribution Date, and to any Secured Party which has theretofore advanced or paid any such Trustee's Fees in an amount equal to the amount thereof so advanced or paid by such Secured Party prior to such Distribution Date; PROVIDED, HOWEVER, that nothing herein is intended to relieve any of the Grantors of their respective obligations to pay such costs, fees, expenses and liabilities from funds outside of the Collateral Account;

          SECOND: To the Secured Parties in an amount equal to the unpaid Secured Debt which is then due and payable and to secure unpaid Secured Debt which is not yet due and payable as provided in
     SECTION 4.4(b) below; PROVIDED, if such moneys shall be insufficient to pay and/or secure in full such amounts, then to the payment and/or security thereof ratably (without priority of any one over any other, except in accordance with applicable subordination provisions, if any, contained in the Debt Instruments) in proportion to the unpaid amounts thereof on the relevant Distribution Date; and

          THIRD: Any surplus then remaining shall be paid to the Grantors or their respective successors or assigns, or to whomever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct, PROVIDED, HOWEVER, that if any Secured Party shall have notified the Trustee in writing that a claim is pending for which such Secured Party is entitled to the benefits of an indemnification, reimbursement or similar provision under which amounts are not yet due but with respect to which any of the Grantors continue to be contingently liable, and amounts payable by such Grantor with respect thereto are secured by the Trust Estate, the Trustee shall continue to hold the amount specified in such notice in the Collateral Account until such Grantor's liability with respect thereto is discharged or released to the satisfaction of such Secured Party.

          (b) In the event any of the Obligations, Public Debt or Refinancing Debt consisting of principal is not due and payable on any Distribution Date, the Grantors shall be deemed for purposes of the distribution made on such Distribution Date to have an obligation to provide cash collateral in the amount of such principal, and the amount distributed with respect to such obligation to provide cash collateral shall be held by the Agent (if with respect to the Obligations) or the applicable Public Trustee or Representative (if with respect to the Public Debt or Refinancing Debt), subject to the provisions of this
SECTION 4.4(b), as cash collateral for such Secured Debt. In the event any Obligations with respect to Letters of Credit (other than fees or unincurred costs and expenses) are not due and payable on any Distribution Date, the Grantors shall be deemed for purposes of the distribution made on such Distribution Date to have an obligation to provide cash collateral in an amount equal to the maximum amount of such Obligations, and the amount distributable with respect to such obligation to provide cash collateral shall be held by the Agent, subject to the provisions of this SECTION 4.4(b), as cash collateral for such Obligations. Amounts held by the Agent, any Public Trustee, any Representative or the Trustee as cash collateral under this SECTION 4.4(b) shall be invested in investments of the kinds referred to in SECTION 4.3(i) or 4.3(ii) of this Agreement having maturities of ninety (90) days or less, and interest earned on such investments shall be (i) first, applied to interest accruing on the Secured Debt with respect to which such cash collateral is held and (ii) second, deposited in the Collateral Account. The amount of any Secured Debt secured by such cash collateral shall be reduced by the amount of such cash collateral for purposes of calculating the amount of subsequent distributions under SECTION 4.4(a).
When any Secured Debt secured by cash collateral as provided above becomes due and payable, the amount due and payable shall be paid out of such cash collateral, up to but not in excess of the percentage of the principal amount of other Secured Debt theretofore paid out of distributions from the Collateral Account. The balance of such cash collateral, if any, shall be deposited in the Collateral Account.

          Section 4.5. APPLICATION OF MONEYS DISTRIBUTABLE TO HOLDERS OF PUBLIC DEBT AND REFINANCING DEBT. If at any time any moneys collected or received by the Trustee pursuant to this Agreement or any of the Security Documents are distributable pursuant to SECTIONS 4.4(a) or 4.4(b) of this Agreement to any Public Trustee or Representative, and if such Public Trustee or Representative shall notify the Trustee that no provision is made under the applicable Public Indenture or Refinancing Instrument (i) for the application by such Public Trustee or Representative of such amounts so distributable (whether by virtue of the Public Debt or Refinancing Debt not having become due and payable or otherwise), or (ii) for the receipt and the holding by such Public Trustee or Representative of such amounts pending the application thereof, then the Trustee shall invest such amounts in investments of the kinds referred to in SECTIONS 4.3(i) or 4.3(ii) of this Agreement having maturities of ninety (90) days or less, and shall hold all such amounts so distributable, and all such investments and the proceeds thereof, in lieu of such Public Trustee or Representative if such amounts are distributable as cash collateral pursuant to
SECTION 4.4(b), or otherwise in trust solely for such Public Trustee or Representative (in its capacity as trustee) and for no other purpose, until such time as such Public Trustee or Representative shall request the delivery thereof by the Trustee to such Public Trustee or Representative for application by it pursuant to the Public Debt or Refinancing Debt (to the extent such application is permitted hereunder).


                                    SECTION 5
                             AGREEMENTS WITH TRUSTEE

          Section 5.1. DELIVERY OF DEBT INSTRUMENTS. On the date of this Agreement the Company will deliver to the Trustee true and complete copies of the Debt Instruments and the Security Documents. The Grantors agree that, promptly upon the execution thereof, the Grantors will deliver to the Trustee a true and complete copy of any and all other Debt Instruments, Security Documents and all amendments, restatements, modifications or supplements to any Debt Instrument or any Security Documents entered into by the Grantors subsequent to the date of this Agreement.

          Section 5.2. INFORMATION AS TO HOLDERS. The Company agrees that it shall deliver to the Trustee, upon the Trustee's request, a list setting forth, by each Debt Instrument, (i) the aggregate principal amount outstanding thereunder, (ii) with respect to the Obligations, to the extent known to the Company, the names of the Holders of the Obligations, the unpaid principal amount thereof owing to each Lender and whether any amount of Obligations outstanding is subordinated to any extent to any of the other Secured Debt,
(iii) with respect to the Public Debt, the name of the Public Trustee appointed under each Public Indenture and whether any amount of Public Debt outstanding under each Public Indenture is subordinated to any extent to any of the other Secured Debt, and (iv) with respect to the Refinancing Debt, the name of the Representative appointed under each Refinancing Instrument and whether any amount of Refinancing Debt outstanding under each Refinancing Instrument is subordinated to any extent to any other Secured Debt. The

Company agrees, from time to time, to furnish the Trustee with any information necessary to update the foregoing list. The Company will furnish to the Trustee on the date of this Agreement a list setting forth the name and address of each party to whom notices must be sent under the Debt Instruments, and the Company agrees to furnish promptly to the Trustee any changes or additions to such list.

          Section 5.3. COMPENSATION AND EXPENSES. The Grantors jointly and severally agree to pay to the Trustee the Trustee's customary fees as compensation for the Trustee's services hereunder and under the Security Documents and for administering the Trust Estate, and from time to time following notice thereof and 10 Business Days, all of the fees, costs and expenses of the Trustee (including, without limitation, the reasonable fees and disbursements of its counsel and such special counsel, accountants or other experts as the Trustee elects to retain) (i) arising in connection with the preparation, execution, delivery, modification (requested by the Company), restatement, amendment (requested by the Company) or termination of this Agreement and each Security Document or the enforcement (whether in the context of a civil action, adversary proceeding, workout or otherwise) of any of the provisions hereof or thereof, or (ii) incurred or required to be advanced in connection with the administration of the Trust Estate, the sale or other disposition or the custody, preservation or protection of Collateral pursuant to any Security Document and the exercise or enforcement of the Trustee's rights under this Agreement and in and to the Collateral and the Trust Estate. As security for such payment, the Trustee shall have a Lien prior to the Secured Debt upon all Collateral and other property and funds held or collected by the Trustee as part of the Trust Estate.

          Section 5.4. STAMP AND OTHER SIMILAR TAXES. The Grantors jointly and severally agree to indemnify and hold harmless the Trustee and each Holder from, and shall reimburse the Trustee and each Holder for, any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any Security Document, the Trust Estate, or the attachment or perfection of the security interest granted to the Trustee in any Collateral. The obligations of the Grantors under this
SECTION 5.4 shall survive the termination of the other provisions of this Agreement.

          Section 5.5. FILING FEES, EXCISE TAXES, ETC. The Grantors jointly and severally agree to pay or to reimburse the Trustee for any and all amounts in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this Agreement and each Security Document and agree to save the Trustee harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. The obligations of the Grantors under this SECTION 5.5 shall survive the termination of the other provisions of this Agreement.

          Section 5.6. INDEMNIFICATION. (a) The Grantors jointly and severally agree to pay, indemnify and hold the Trustee and each of its agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the Security Documents, unless arising from the gross negligence, bad faith or willful misconduct of such of the Trustee or the agents that are seeking indemnification. As security for such payment, the Trustee shall have a Lien prior to the Secured Debt upon all Collateral and other property and funds held or collected by the Trustee as part of the Trust Estate.

          (b) In any suit, proceeding or action brought by the Trustee under or with respect to the Collateral for any sum owing thereunder, or to enforce any provisions thereof, or of any of the Security Documents or this Agreement, the Grantors jointly and severally agree to save, indemnify and keep the Trustee and the Holders harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by the Company or any of the Grantors of any of their respective obligations hereunder or thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from the Company or Grantors, and all such obligations of the Company or the Grantors shall be and remain enforceable against and only against the Company and the Grantors and shall not be enforceable against the Trustee or any Holder.

          (c) The agreements in this SECTION 5.6 shall survive the termination of the other provisions of this Agreement.

          Section 5.7. FURTHER ASSURANCES. At any time and from time to time, upon the written request of the Trustee, and at the expense of the applicable Grantor, each Grantor will promptly execute and deliver any and all such further instruments and documents and take such further action as the Trustee may reasonably deem necessary or desirable in obtaining the full benefits of this Agreement and the Security Documents and of the rights and powers herein and therein granted, including, without limitation, the filing of any financing or continuation statements or other instruments to perfect the Liens and security interests granted thereby. The Grantors shall, not later than thirty (30) days after the Requisite Lenders' or the Trustee's request therefor, deliver to the Trustee an opinion of independent counsel, addressed to the Trustee for the benefit of the Holders, concerning the continued perfection and priority of the Liens and security interests created by the Security Documents (excluding, however, those Liens and security interests which, in accordance with the terms of this Agreement and the Security Documents, have been released); PROVIDED, HOWEVER, that the Trustee shall have no obligation to request such opinion from any of the Grantors. The Grantors shall, in all of their published financial statements customarily prepared with footnotes or filed with the Securities and Exchange Commission, indicate by footnote or otherwise that the Secured Debt is secured pursuant to this Agreement and the Security Documents.


                                    SECTION 6
                                   THE TRUSTEE

          Section 6.1. ACCEPTANCE OF TRUST. The Trustee, for itself and its successors, hereby accepts the trusts created by this Agreement upon the terms and conditions hereof, including those contained in this SECTION 6.

          Section 6.2. EXCULPATORY PROVISIONS. (a) The Trustee shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein or in the Security Documents, except for those made by the Trustee. The Trustee makes no representations as to the value or condition of the Trust Estate or any part thereof, or as to the title of the Grantors thereto or as to the security afforded by the Security Documents or this Agreement or, except as set forth in
SECTION 2.2 of this Agreement, as to the validity, execution, enforceability, legality or sufficiency of this Agreement, any Security Document or of the Secured Debt secured hereby and thereby, and the Trustee shall incur no liability or responsibility in respect of any such matters. The Trustee shall not be responsible for insuring the Trust Estate or for the payment of taxes, charges, assessments or Liens upon the Trust Estate or otherwise as to the maintenance of the Trust Estate, except that (i) in the event the Trustee enters into possession of a part or all of the Trust Estate, the Trustee shall preserve the part in its possession, and (ii) the Trustee will promptly, and at its own expense, take such action as may be necessary duly to remove and discharge (by bonding or otherwise) any Trustee's Lien on any part of the Trust Estate or any other Lien on any part of the Trust Estate resulting from claims against it (whether individually or as Trustee) not related to the administration of the Trust Estate or (if so related) resulting from gross negligence, bad faith or willful misconduct on its part.

          (b) The Trustee shall not be required to ascertain or inquire as to the performance by any of the Grantors of any of the covenants or agreements contained herein, in any Security Document or in any Debt Instrument. Whenever it is necessary, or in the opinion of the Trustee advisable, for the Trustee to ascertain the amount of Secured Debt then held by a Holder, the Trustee may rely on a certificate of such Holder as to such amount.

          (c) Wilmington Trust Company shall, in its individual capacity and at its own cost and expense, promptly take all action as may be necessary to discharge any Trustee's Liens or any other Lien resulting from claims against it or William J. Wade (whether individually or as Trustee) not related to the administration of the Trust Estate or (if so related) resulting from gross negligence, bad faith or willful misconduct on its or his part.

          (d) Subject to the provisions of the Pledge Agreements concerning the Trustee's duty of care with respect to certificates evidencing the Pledged Stock in the Trustee's possession, the Trustee shall not be personally liable for any acts, omissions, errors of judgment or mistakes of fact or law made, taken or omitted to be made or taken by it in accordance with this Agreement or any Security Document (including, without limitation, acts, omissions, errors or mistakes with respect to the Collateral), except for those arising out of or in connection with the Trustee's gross negligence, bad faith or willful misconduct. Notwithstanding anything set forth herein to the contrary, the Trustee shall have a duty of reasonable care with respect to any "instruments" (as defined in the UCC) which are delivered to the Trustee or its designated representatives as part of the Collateral and are in the Trustee's or its designated representatives' possession and control.

          Section 6.3. DELEGATION OF DUTIES. The Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through agents, nominees or attorneys-in-fact, which (except with respect to the Trustee's duties to maintain possession of any Collateral or any other portion of the Trust Estate as expressly set forth herein or in the Security Documents) may include employees or officers of the Company, PROVIDED, that the Trustee shall obtain a written acknowledgment from such agents, nominees or attorneys-in-fact that they shall be liable to the Holders for losses or damages incurred by any such Holder as a result of such agent's, nominee's or attorneys'-in-fact gross negligence, bad faith or willful misconduct as and to the extent the Trustee would be liable for such losses or damages if the actions or omissions of such agents, nominees or attorneys-in-fact constituting such gross negligence, bad faith or willful misconduct had been actions or omissions of the Trustee. The Trustee shall be entitled to advice of counsel concerning all matters pertaining to such trusts, powers and duties. The Trustee shall not be responsible for the negligence or misconduct of any agents, nominees or attorneys-in-fact selected by it without gross negligence, bad faith or willful misconduct.

          Section 6.4. RELIANCE BY TRUSTEE. (a) Whenever in the administration of the trusts of this Agreement the Trustee shall deem it necessary or desirable that a matter be proved or established with respect to any of the Grantors in connection with the taking, suffering or omitting of any action hereunder by the Trustee, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively provided or established by a certificate of an Authorized Officer of the Company delivered to the Trustee, and such certificate shall be full warranty to the Trustee for any action taken, suffered or omitted in reliance thereon, subject, however, to the provisions of SECTION 6.5 of this Agreement.

          (b) The Trustee may consult with Richards, Layton & Finger or other counsel reasonably satisfactory to the Requisite Lenders, accountants or other experts in connection with the fulfillment of its duties hereunder, and the Trustee shall be entitled to rely on the opinion of such counsel, accountants or other experts in connection with any action taken, omitted to be taken or suffered by the Trustee in fulfilling its duties hereunder. The Trustee shall have the right at any time to seek instructions concerning the administration of the Trust Estate from any court of competent jurisdiction.

          (c) The Trustee may rely, and shall be fully protected in relying, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties, PROVIDED, HOWEVER, that for the purpose of identifying the Requisite Lenders and the amounts of their Revolving Credit Commitments and of Secured Debt held by them, the information provided by the Company to the Trustee pursuant to SECTION 5.2 of this Agreement must be confirmed in writing by the Agent. In the absence of its gross negligence, bad faith or willful misconduct, the Trustee may conclusively rely, except as provided above, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement or any Security Document.

          (d)  If the Trustee has been requested to take action pursuant to
SECTION 2.3 or SECTION 3.6 of this Agreement, the Trustee shall not be under any obligation to exercise any of the rights or powers vested in the Trustee by this Agreement or any Security Document unless the Trustee shall have been provided adequate security and indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction, including such reasonable advances as may be requested by the Trustee.

           Section 6.5. LIMITATIONS ON DUTIES OF TRUSTEE. (a) The Trustee shall be obliged to perform such duties and only such duties as are specifically set forth in this Agreement or in any Security Document, and no implied covenants or obligations shall be read into this Agreement or any Security Document against the Trustee. The Trustee shall, upon receipt of a Notice of Actionable Default and during such time as such Notice of Actionable Default shall not have been withdrawn in accordance with the provisions of
SECTION 3.1(b) hereof, exercise the rights and powers vested in it by this Agreement or by any Security Document, and the Trustee shall not be liable with respect to any action taken or omitted by it in accordance with the direction of the Requisite Lenders pursuant to SECTION 3.6 of this Agreement.

          (b) Except as herein otherwise expressly provided, including, without limitation, upon the written request of the Requisite Lenders pursuant to
SECTION 3.6 of this Agreement, the Trustee shall not be under any obligation to take any action which is discretionary with the Trustee under the provisions hereof or under any Security Document. The Trustee shall furnish to each Holder promptly upon receipt thereof a copy of each certificate or other paper furnished to the Trustee by any of the Grantors under or in respect of this Agreement, any Security Document or any of the Trust Estate, unless by the express terms of any Security Document a copy of the same is required to be furnished by some other Person directly to the Holders, or the Trustee shall have determined that the same has already been so furnished.

          Section 6.6. MONEYS TO BE HELD IN TRUST. All moneys received by the Trustee under or pursuant to any provision of this Agreement or any Security Document shall be held in trust for the purposes for which they were paid or are held.

          Section 6.7. RESIGNATION AND REMOVAL OF THE TRUSTEE. (a) The Corporate Trustee or Individual Trustee may at any time, by giving sixty (60) days' prior written notice to the Company and the Holders, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon the appointment of a successor Trustee by the Requisite Lenders with the consent of the Company, such consent not to be unreasonably withheld, and the acceptance of such appointment by such successor Trustee. The Corporate Trustee or Individual Trustee may be removed at any time and a successor Trustee appointed by the affirmative vote of the Requisite Lenders; PROVIDED THAT the Corporate Trustee or Individual Trustee shall be entitled to its or his fees and expenses to the date of removal. If no successor Trustee shall be appointed and approved within sixty (60) days from the date of the giving of the aforesaid notice of resignation or within sixty (60) days from the date of such removal, the Corporate Trustee or Individual Trustee, as applicable, shall, or any Holder may, apply to any court of competent jurisdiction to appoint a successor trustee or trustees to act until such time, if any, as a successor trustee or trustees shall have been appointed as above provided. Any successor trustee or trustees so appointed by such court shall immediately and without further act be superseded by any successor trustee or trustees approved by the Requisite Lenders with the consent of the Company, such consent not to be unreasonably withheld, as above provided.

          (b) If at any time the Corporate Trustee or Individual Trustee shall resign, be removed or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Corporate Trustee or Individual Trustee for any other cause, a successor trustee or trustees may be appointed by the Requisite Lenders, with the consent of the Company, such consent not to be unreasonably withheld, and the powers, duties, authority and title of the predecessor trustee or trustees terminated and canceled without procuring the resignation of such predecessor trustee or trustees, and without any other formality (except as may be required by applicable law) than the appointment and designation of a successor trustee or trustees in writing, duly acknowledged, delivered to the predecessor trustee or trustees and the Company, and filed for record in each public office, if any, in which this Agreement is required to be filed.

          (c) The appointment and designation referred to in SECTION 6.7(b) of this Agreement shall, after any required filing, be full evidence of the right and authority to make the same and all of the facts therein recited, and this Agreement shall vest in such successor trustee or trustees, without any further act, deed or conveyance, all of the estate and title of its predecessor or their predecessors, and upon any required filing for record the successor trustee or trustees shall become fully vested with all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor or their predecessors; but such predecessor or predecessors shall, nevertheless, on the written request of the Requisite Lenders, the Company, or any successor trustee or trustees, execute and deliver an instrument transferring to such successor or successors all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor or predecessors hereunder and shall deliver all securities and moneys held by it or them to such successor trustee or trustees. Should any deed, conveyance or other instrument in writing from any of the Grantors be required by any successor trustee or trustees for more fully and certainly vesting in such successor trustee or trustees the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the predecessor trustee or trustees, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor trustee or trustees, be so executed, acknowledged and delivered.

          (d) Any required filing for record of the instrument appointing a successor trustee or trustees as hereinabove provided shall be at the expense of the Company. The resignation of any trustee or trustees and the instrument or instruments removing any trustee or trustees, together with all other instruments, deeds and conveyances provided for in this SECTION 6 shall, if required by law, be forthwith recorded, registered and filed by and at the expense of the Company, wherever this Agreement is recorded, registered and filed.

          Section 6.8. STATUS OF SUCCESSORS TO THE CORPORATE TRUSTEE. Every successor to Wilmington Trust Company appointed pursuant to SECTION 6.7 of this Agreement and every corporation resulting from a merger or consolidation pursuant to SECTION 6.9 of this Agreement shall be a bank or trust company in good standing and having power so to act, incorporated under the laws of the United States or any State thereof or the District of Columbia, and having its principal corporate trust office within the forty-eight (48) contiguous States, and shall also have capital, surplus and undivided profits of not less than $100,000,000.

          Section 6.9. MERGER OF THE CORPORATE TRUSTEE. Any corporation into which the Corporate Trustee shall be merged, or with which it shall be consolidated, or any corporation resulting from any merger or consolidation to which the Corporate Trustee shall be a party, shall be the Corporate Trustee under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

          Section 6.10. ADDITIONAL CO-TRUSTEES; SEPARATE TRUSTEES. (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Trustee shall be advised by counsel, satisfactory to it, that it is necessary or prudent in the interest of the Holders, or the Requisite Lenders shall in writing so request, or the Trustee shall deem it desirable for its own protection in the performance of its duties hereunder, the Trustee and the Grantors shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Trustee and the Grantors either to act as co-trustee or co-trustees of all or any of the Collateral, jointly with the Trustee originally named herein or any successor or successors, or to act as separate trustee or trustees of any such property. In the event the Grantors shall not have joined in the execution of such instruments and agreements within ten (10) days after the receipt of a written request from the Trustee so to do, or in case an Actionable Default shall have occurred and be continuing, the Trustee may act under the foregoing provisions of this SECTION 6.10 without the concurrence of the Grantors, and the Grantors hereby irrevocably appoint the Trustee as their agent and attorney to act for them under the foregoing provisions of this
SECTION 6.10 in either of such contingencies.

          (b) Every separate trustee and every co-trustee, other than any trustee which may be appointed as successor to Wilmington Trust Company or William J. Wade, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions, namely:

          (i) all rights, powers, duties and obligations conferred upon the Trustee in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by Wilmington Trust Company, or its successors as Trustee hereunder;

          (ii) all rights, powers, duties and obligations conferred or imposed upon the Trustee hereunder shall be conferred or imposed and exercised or performed by the Trustee and such separate trustee or separate trustees or co-trustee or co-trustees, jointly, as shall be provided in the instrument appointing such separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee or co-trustees;

          (iii) no power given hereby to, or which it is provided hereby may be exercised by, any such co-trustee or co-trustees or separate trustee or separate trustees, shall be exercised hereunder by such co-trustee or co-trustees or separate trustee or separate trustees, except jointly with, or with the consent in writing of, the Trustee, anything herein contained to the contrary notwithstanding;

          (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

          (v) the Grantors and Trustee, at any time by an instrument in writing, executed by them jointly, may accept the resignation of or remove any such separate trustee or co-trustee, and in that case, by an instrument in writing executed by the Grantors and the Trustee jointly, may appoint a successor to such separate trustee or co-trustee, as the case may be, anything herein contained to the contrary notwithstanding. In the event that the Grantors shall not have joined in the execution of any instrument within ten (10) days after the receipt of a written request from the Trustee so to do, or in case an Actionable Default shall have occurred and be continuing, the Trustee shall have the power to accept the resignation of or remove any such separate trustee or co-trustee and to appoint a successor without the concurrence of the Grantors, the Grantors hereby irrevocably appointing the Trustee their agent and attorney to act for them in such connection in either of such contingencies. In the event that the Trustee shall have appointed a separate trustee or separate trustees or co-trustee or co-trustees as above provided, it may at any time, by an instrument in writing, accept the resignation of or remove any such separate trustee or co-trustee, the successor to any such separate trustee or co-trustee to be appointed by the Grantors and the Trustee, or by the Trustee alone, as hereinabove provided in this
     SECTION 6.10.


                                    SECTION 7
                              RELEASE OF COLLATERAL

          Section 7.1. CONDITIONS TO RELEASE. Subject to this SECTION 7.1, all the Collateral shall be released on the earliest of:

          (a) the date on which (i) all the Obligations shall have been paid to, or in the case of any Obligations which shall then not be due and payable, secured to the satisfaction of, the Lenders and the Revolving Credit Commitments of the Lenders shall have been terminated pursuant to the terms of the Credit Agreement and (ii) all accrued and unpaid Trustee's Fees shall have been paid in full;

          (b) the date on which (i) the Company shall have received written instructions from all of the Lenders instructing the Company to direct the Trustee to release the Collateral, and (ii) all accrued and unpaid Trustee's Fees shall have been paid in full; or

          (c) the date on which (i) the Company shall have received from the Agent written instructions to direct the Trustee to release the Collateral in accordance with the provisions of SECTION 9.07(d) of the Credit Agreement and (ii) all accrued and unpaid Trustee's Fees shall have been paid in full.

          Section 7.2. PROCEDURE FOR RELEASE. Upon the occurrence of the events specified in either SECTION 7.1(a), 7.1(b) or 7.1(c), the Company, on behalf of the Grantors, shall deliver a Discharge Notice to the Trustee (with a copy thereof given to the Agent, each Public Trustee and each Representative). Upon receipt by the Trustee of a Discharge Notice certifying that events set forth in SECTION 7.1(a), 7.1(b) or 7.1(c) above have occurred, the Trustee shall request the Agent to confirm in writing that the event described in
SECTION 7.1(a)(i), 7.1(b)(i) or 7.1(c)(i) of this Agreement has occurred.

          Section 7.3. EFFECTIVE TIME OF RELEASE. (a) The Trustee shall release the Collateral upon receipt by the Trustee of (i) a Discharge Notice and (ii) the written confirmation from the Agent specified in SECTION 7.2 of this Agreement. The Trustee shall promptly notify the Company, the Agent and the Holders, in the manner specified in
SECTION 8.2 of this Agreement, when the release of the Collateral is effective.

          (b) When the release of the Collateral is effective, all right, title and interest of the Trustee in, to and under the Trust Estate, the Collateral and the Security Documents shall terminate and shall revert to the Grantors or their respective successors and assigns, and the estate, right, title and interest of the Trustee therein shall thereupon cease, terminate and become void. In such case, the Grantors shall deliver to the Trustee one or more instruments of discharge, satisfaction and release in form reasonably satisfactory to the Trustee, and, upon the written request of the Company or its successors or assigns, and at the cost and expense of the Company or its successors or assigns, the Trustee shall execute a satisfaction of the Security Documents and such instruments as are necessary or desirable to terminate and remove of record any documents constituting public notice of the Security Documents and the Liens and assignments granted thereunder and shall assign and transfer, or cause to be assigned and transferred, and shall deliver or cause to be delivered to each of the Grantors, all property, including all moneys, instruments and securities of each Grantor, then held by the Trustee. The cancellation and satisfaction of the Security Documents shall be without prejudice to the rights of the Trustee or any successor trustee to charge and be reimbursed for any expenditures which it may thereafter incur in connection therewith.

          Section 7.4. RELEASE OF CERTAIN COLLATERAL. To the extent that the Requisite Lenders or the Agent, on behalf of the Requisite Lenders, at the request of any of the Grantors, instruct the Trustee to release specified portions of the Collateral pursuant to SECTION 2.3 of this Agreement and in accordance with SECTION 9.07(c) of the Credit Agreement, all right, title and interest of the Trustee in, to and under such Collateral and the security interest of the Trustee therein shall terminate and shall revert to the applicable Grantor or its successors and assigns, and the estate, right, title and interest of the Trustee therein shall thereupon cease, terminate and become void. Any Grantor's request for any such release shall be accompanied by a written certification by such Grantor, in form reasonably satisfactory to the Trustee, that, as of the date of such release, no Actionable Default has occurred and is continuing. Following such instructions, the Trustee shall, upon the written request of such Grantor, its successors or assigns and at the cost and expense of such Grantor or its successors or assigns, execute such instruments and take such other actions as are necessary or desirable to terminate any such security interest and otherwise effectuate the release of the specified portions of the Collateral from the Lien of such security interest. Such termination and release shall be without prejudice to the rights of the Trustee or any successor trustee to charge and be reimbursed for any expenditures which it may thereafter incur in connection therewith.


                                    SECTION 8
                                  MISCELLANEOUS

          Section 8.1. AMENDMENTS, SUPPLEMENTS, AND WAIVERS. (a) With the prior written consent of the Requisite Lenders, the Trustee and the Grantors may, from time to time, enter into written agreements supplemental hereto for the purpose of adding to or waiving any provision of this Agreement or any of the Security Documents or amending the definition of any capitalized term used herein or therein, as such capitalized term is used herein or therein, or changing in any manner the rights of the Trustee, the Holders or the Grantors hereunder or thereunder; PROVIDED, HOWEVER, that no such supplemental agreement shall:

          (i) modify the definition of Requisite Lenders without the written consent of all Lenders; or

          (ii) amend, modify or waive any provision of this Agreement or any Security Document so as to adversely affect any of the Trustee's rights, immunities or indemnities hereunder or thereunder or enlarge its duties hereunder or thereunder, without the written consent of the Trustee.

Any such supplemental agreement shall be binding upon the Grantors, the Holders and the Trustee and their respective successors and assigns. The Trustee shall not enter into any such supplemental agreement unless it shall have received a certificate signed by an Authorized Officer of the Company to the effect that such supplemental agreement will not result in a breach of any provision or covenant contained in the Credit Agreement, any of the Public Indentures or any of the Refinancing Instruments. Prior to executing any amendment pursuant to the terms of this SECTION 8.1(a), the Trustee shall be entitled to receive an opinion of counsel to the effect that the execution of such document is authorized hereunder.

          (b) Without the consent of the Holders, at any time and from time to time, with the consent of the Agent, the Grantors and the Trustee may enter into additional Security Documents or one or more agreements supplemental hereto or to any Security Document, in form satisfactory to the Trustee:

          (i) to add to the covenants of the Grantors for the benefit of the Holders;

          (ii) to mortgage, pledge or grant a security interest in favor of the Trustee as additional security for the Secured Debt pursuant to any Security Document; or

          (iii) to cure any ambiguity or to correct or supplement any provision herein or in any Security Document which may be defective or inconsistent with any other provision herein or therein; PROVIDED, HOWEVER, that any such action contemplated in this CLAUSE (iii) shall not adversely affect the interests of the Holders in any manner whatsoever.

          (c) Without the consent of the Holders, the Grantors and the Trustee may, at the direction of the Agent and at any time and from time to time, add additional Persons ("ADDITIONAL GRANTORS") to this Agreement, or any of the Security Documents, and such additional provisions hereto and thereto as may be necessary or appropriate to effect the grant by such Additional Grantors of Liens on any assets of such Additional Grantors as additional security for the Secured Debt. Upon its addition hereto, such Additional Grantor shall have all of the rights and obligations of a Grantor hereunder.

          Section 8.2. NOTICES. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing (including telex and telecopy communications), shall be sent by mail, telex, telecopier or hand delivery and, except as otherwise provided in this Agreement, the cost thereof shall be for the sole account of the Company and shall be added to the Secured Debt:

          (a) if to the Company, at: USG Corporation, 125 South Franklin Street, Chicago, Illinois 60606-4678, Attention: Corporate Secretary, with a copy thereof to Kirkland & Ellis, 200 E. Randolph Drive, Chicago, Illinois, 60601, Attention: Michael G. Timmers; or at such other address as shall be designated by it in a written notice to the Trustee and the Secured Parties;

          (b) if to the Trustee, at: Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890,
     Attention: Corporate Trust Administration, with a copy to Richards, Layton and Finger, One Rodney Square, Wilmington, Delaware 19899.
     Attention: William J. Wade; or at such other address as shall be designated by it in a written notice to the Company and the Secured Parties;

          (c) if to the Agent or any Lender, to the Agent at its address at: Chemical Bank, 270 Park Avenue, New York, New York 10017,
     Attention: Christopher C. Wardell, with a copy to Chemical Securities Inc., 10 South LaSalle, Chicago, Illinois 60603, Attention: Steven J. Faliski, and a copy to Sidley & Austin, One First National Plaza, Chicago, Illinois 60603, Attention: Gary B. Stern; and or at such other address as shall be designated by the Agent in a written notice to the Trustee;

          (d) if to any Public Lender, to the applicable Public Trustee at the address for such Public Trustee set forth on SCHEDULE 2 hereto, or at such other address as shall be designated by any Public Trustee in a written notice to the Trustee; and

          (e) if to any Refinancing Lender, to the applicable Representative, at such address as shall be designated by such Representative in a written notice to the Trustee.

All such notices, requests, demands and communications shall, to be effective hereunder, be in writing or by a telecommunications device capable of creating a written record, and shall be deemed to have been given or made when delivered by hand or five (5) Business Days after its deposit in the mail, first class or air postage prepaid (except that any notice to the Company by mail that an Actionable Default has occurred or given by the Company pursuant to SECTION 7.2 hereof shall be sent by registered or certified mail), or in the case of notice by such a telecommunications device, when properly transmitted; PROVIDED, HOWEVER, that any notice, request, demand or other communication to the Trustee shall not be effective until received.

          Section 8.3. HEADINGS. Section, subsection and other headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

           Section 8.4. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; PROVIDED THAT this Agreement shall be construed so as to give effect to the intention expressed in SECTION 3.12 hereof.

          Section 8.5. TREATMENT OF PAYEE OR INDORSEE BY TRUSTEE. (a) The Trustee may treat the registered holder of any registered note, and the payee or indorsee of any note or debenture which is not registered, as the absolute owner thereof for all purposes hereunder and shall not be affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.

          (b) Any Person which shall be designated as the duly authorized representative of one or more Holders to act as such in connection with any matters pertaining to this Agreement or any Security Document or the Collateral shall present to the Trustee such documents, including, without limitation, opinions of counsel, as the Trustee may reasonably request, in order to demonstrate to the Trustee the authority of such Person to act as the representative of such Holders; PROVIDED THAT, unless the Trustee has received a prior written notice to the contrary from any Lender, the Trustee may conclusively presume that the Agent is the duly authorized representative of all Lenders and Issuing Banks.

          Section 8.6. DEALINGS WITH THE COMPANY. (a) Upon any application or demand by any of the Grantors to the Trustee to take or permit any action under any of the provisions of this Agreement or any Security Document, such Grantor shall furnish to the Trustee a certificate signed by an Authorized Officer of such Grantor stating that all conditions precedent, if any, provided for in this Agreement or any Security Document relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Security Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

          (b) Any opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate of Authorized Officers of the applicable Grantor delivered to the Trustee.

          Section 8.7. CLAIMS AGAINST THE TRUSTEE. Any claims or causes of action which the Holders or the Grantors shall have against the Trustee shall survive the termination of this Agreement and the release of the Collateral hereunder.

           Section 8.8. BINDING EFFECT. (a) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and shall inure to the benefit of the Holders and their respective successors and assigns, and nothing herein or in any Security Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement, any Security Document, the Collateral or the Trust Estate.

          (b) The Grantors jointly and severally agree to pay the Trustee's Fees on demand. In the event the Grantors fail to pay the Trustee's Fees and the Trustee's Fees cannot be paid out of amounts received in the Collateral Account, each Lender agrees to pay the Trustee's Fees, ratably in accordance with the proportion of the Obligations held by it.

          Section 8.9. CONFLICT WITH OTHER AGREEMENTS. The parties agree that in the event of any conflict between the provisions of this Agreement and the provisions of any of the Security Documents, the provisions of this Agreement shall control.

          Section 8.10. GOVERNING LAW. The provisions of this Agreement creating a trust for the benefit of the Holders and setting forth the rights, duties, obligations and responsibilities of the Trustee hereunder shall be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) and decisions of the State of Delaware, so long as Wilmington Trust Company shall serve as Trustee hereunder. In all other respects, including, without limitation, all matters governed by the Uniform Commercial Code, and in all respects if Wilmington Trust Company shall cease to serve as Trustee hereunder, this Agreement shall be governed by and construed in accordance with the laws and decisions of the State of New York.

          Section 8.11. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

          Section 8.12. COMPANY AS AGENT FOR GRANTORS. Each Grantor hereby designates and appoints the Company as the agent of such Grantor, and each Grantor irrevocably authorizes the Company, to execute and deliver any notice required hereunder on behalf of such Grantor. Any notice required to be delivered to any Grantor hereunder shall be deemed delivered to such Grantor when any such notice is delivered to the Company in accordance with the terms hereof. The Company hereby accepts such designation as agent for the Grantors until all Obligations have been paid in full and this Agreement has been terminated. Each Grantor agrees not to revoke, modify or withdraw such designation until all Obligations have been paid in full and this Agreement has been terminated.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                   USG CORPORATION


                                   By______________________________
                                     Title:

                                   WILMINGTON TRUST COMPANY, not in its
                                   individual capacity (except as otherwise expressly provided in this Agreement) but solely as Trustee


                                   By______________________________
                                     Title:



                                   ________________________________
                                   William J. Wade, not in his individual
                                   capacity (except as otherwise expressly
                                   provided in this Agreement) but solely as Trustee

                                   SCHEDULE 1
                                       to
                           COLLATERAL TRUST AGREEMENT

                                PUBLIC INDENTURES


          1. Indenture dated as of October 1, 1986 between the Company and Harris Trust and Savings Bank, Trustee, under which the Company has issued those certain 8% Senior Notes due 1996, those certain 8% Senior Notes due 1997 and those certain 8-3/4% Debentures due 2017, and under which the Company proposes to issue those certain __% Senior Notes due 2005.(1)

Public Trustee Notice Address:

     Corporate Trust Department
     311 West Monroe Street
     Chicago, Illinois  60690


          2. Indenture dated as of January 1, 1974, between United States Gypsum Company, and The First National Bank of Chicago, Trustee, as supplemented by that certain First Supplemental Indenture, dated as of January 1, 1985, between United States Gypsum Company, the Company, and The First National Bank of Chicago, under which those certain 7.875% Sinking Fund Debentures due January 1, 2004 have been issued.

Public Trustee Notice Address:

     Corporate Trust Department
     One First National Plaza
     Chicago, Illinois 60670

          3. (a) Indenture dated as of April 26, 1993 between the Company and State Street Bank and Trust Company, as Trustee, under which the Company has issued those certain 10-1/4% Senior Notes due 2002.

          (b) Indenture dated as of August 10, 1993 between the Company and State Street Bank and Trust Company, as Trustee, under which the Company has issued those certain 10 1/4% Senior Notes due 2002, Series B.

Public Trustee Notice Address:

     Corporate Trust Department
     225 Franklin Street
     Boston, Massachusetts 02110]





____________________
     (1) The proceeds from the sale of the __% Senior Notes due 2005 (together with other available funds) will be used to refinance those certain 10-1/4% Senior Notes due 2002 and those certain 10-1/4% Senior Notes due 2002, Series B.